EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated August 19, 2015, with respect to the statement of condition including the related portfolio of Investment Grade Municipal Trust, 10-20 Year Series 6 (included in Invesco Unit Trusts, Municipal Series 1236) as of August 19, 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-201972) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP



New York, New York
August 19, 2015